Exhibit 10.8

October 25, 2022

Prime Number Acquisition I Corp.

1129 Northern Blvd, Suite 404, Manhasset, NY

Attention: Mr. Dongfeng Wang, Mr. Weixiong (Jeff) Cheong

Re: Engagement of Services

Ladies and Gentlemen:

This is to confirm our agreement (this “Agreement”) whereby Prime Number Acquisition I Corp., a Delaware corporation (the “Company”), has requested Prime Number Capital LLC and WestPark Capital Inc., (the “Advisors”) to assist it in connection with the Company merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination (in each case, a “Business Combination”) with one or more businesses or entities (each a “Target”) as described in the Company’s Registration Statement on Form S-1 (File No. 333-262457), as amended, filed with the Securities and Exchange Commission (“Registration Statement”) in connection with its initial public offering (“IPO”).

1. Services and Fees.

(a) The Advisors will, from time to time, if requested by and in consultation with the Company:

(i)Assist the Company in the transaction structuring and negotiation of a definitive purchase agreement with respect to the Business Combination;

(ii)Hold meetings with Company stockholders to discuss the Business Combination and the Target’s attributes;

(iii)Introduce the Company to potential investors to purchase the Company’s securities in connection with the Business Combination;

(iv)Assist the Company in trying to obtain stockholder approval for the Business Combination, including assistance with the Company’s proxy statement or tender offer materials; and

(v)Assist the Company with relevant financial analysis, presentations, press releases and filings related to the Business Combination or the Target.

Notwithstanding anything to the contrary contained herein, (A) the Advisors’ services will not include (x) any solicitation of potential investors in connection with the Business Combination, or (y) any solicitation of proxies in connection with the Business Combination, and (B) the obligations of the Advisors to provide any of the above services described under Section 1(a)(i)-(v) or perform any other obligations imposed upon the Advisors hereunder shall be several and not joint. In the event that the Company requests that an Advisor provide any placement agent and/or other services in support of the Business Combination, such engagement will be set forth in one or more separate agreements between the Company and the Advisor.

(b)As compensation for the foregoing services, the Company will pay the Advisors a cash fee equal to three point half (3.5%) of the gross proceeds received by the Company in the IPO including any proceeds from the full or partial exercise of the underwriters’ over-allotment option described therein (“Transaction Fee”) allocated as set forth on Schedule 1 hereto.

(c)The Transaction Fee shall be payable in cash and is due and payable to the Advisors by wire transfer at the closing of the Business Combination (“Closing”) from the Trust Account (as defined below); provided that the Transaction Fee shall not be paid prior to the date that is sixty (60) days from the effective date of the Registration Statement unless such payment would not be deemed underwriters’ compensation under FINRA Rule 5110.01 in connection with the IPO. If a proposed Business Combination is not consummated for any reason, no Fee shall be due or payable to the Advisors hereunder.

2.Expenses.

At the Closing, the Company shall reimburse the Advisors up to $20,000 for its reasonable and documented costs and expenses incurred by the Advisors (including the fees and disbursements of its counsel) in connection with the performance of its services hereunder; provided, however, all expenses in excess of $5,000 in the aggregate shall be subject to the Company’s prior written approval, which approval will not be unreasonably withheld. Reimbursable expenses shall be due and payable to the Advisor by wire transfer at the Closing from the Trust Account.

3.Company Cooperation.

The Company will provide full cooperation to the Advisors as may be necessary for the efficient performance by the Advisors of their obligations hereunder, including, but not limited to, providing to the Advisors and their counsel, on a timely basis, all documents and information regarding the Company and Target that the Advisors may reasonably request or that are otherwise relevant to the Advisor’s performance of its obligations hereunder (collectively, the “Information”); making the Company’s management, auditors, consultants and advisors available to the Advisors; and, using commercially reasonable efforts to provide the Advisors with reasonable access to the management, auditors, suppliers, customers, consultants and advisors of Target. The Company will promptly notify the Advisors of any change in facts or circumstances or new developments affecting the Company or Target or that might reasonably be considered material to the Advisors’ engagement hereunder.

4.Representations; Warranties and Covenants.

The Company represents, warrants and covenants to the Advisors that all Information it makes available to the Advisors by or on behalf of the Company in connection with the performance of its obligations hereunder will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make statements made, in light of the circumstances under which they were made, not misleading as of the date thereof and as of the consummation of the Business Combination. The Company acknowledges and agrees that the Advisors will use and rely on the accuracy and completeness of the Information supplied to the Advisors without having the obligation to independently verify the same.

5.Indemnity.

The Company shall indemnify the Advisors and their affiliates and their respective directors, officers, employees, stockholders, representatives, and agents in accordance with the indemnification provisions set forth in Annex I hereto, all of which are incorporated herein by reference.

Notwithstanding the foregoing and Annex I, the Advisors agree, if there is no Closing, (i) that it does not have any right, title, interest or claim of any kind in or to any monies in the Company’s trust account established in connection with the IPO (“Trust Account”) with respect to this Agreement (each, a “Claim”); (ii) to waive any Claim it may have in the future as a result of, or arising out of, any services provided to the Company hereunder; and (iii) to not seek recourse against the Trust Account with respect to the Transaction Fee.

6.Use of Name and Reports.

Without the Advisors’ prior written consent, neither the Company nor any of its affiliates (nor any director, officer, manager, partner, member, employee, representative or agent thereof) shall quote or refer to, in any filings with the Securities and Exchange Commission, any advice rendered by the Advisors to the Company or any communication from the Advisors, in each case, in connection with performance of the Advisor’s services hereunder; provided that, if any such quote or reference is required by applicable federal or state law, regulation or securities exchange rule, then (i) the Company shall provide Advisors with a draft of such disclosure prior to the filing being made; (ii) Advisors shall be given the opportunity to comment on same; and (iii) Advisors’ consent shall not be unreasonably withheld.

7.Status as Independent Contractor.

Advisors shall perform their services as independent contractors and not as employees of the Company or affiliate thereof. It is expressly understood and agreed to by the parties that the Advisors shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be expressly agreed to by the Company in writing. In rendering such services, the Advisors will be acting solely pursuant to a contractual relationship on an arm’s-length basis. This Agreement is not intended to create a fiduciary relationship between the parties and neither the Advisors nor any of the Advisors’ officers, directors or personnel will owe any fiduciary duty to the Company or any other person in connection with any of the matters contemplated by this Agreement. Each Advisor shall have no responsibility or liability for the acts or omissions of the other Advisor, and nothing in this Agreement shall create a partnership, joint venture, or other similar relationship between the Advisors.

8.Potential Conflicts.

The Company acknowledges that the Advisors are full-service securities firms engaged in securities trading and brokerage activities and providing investment banking and advisory services from which conflicting interests may arise. Subject to applicable law, in the ordinary course of business, the Advisors and its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own account or the accounts of customers, in debt or equity securities of the Company, its affiliates or other entities that may be involved in the transactions contemplated hereby. Nothing in this Agreement shall be construed to limit or restrict the Advisors or any of its affiliates in conducting such business to the extent permitted by applicable law.

9.Entire Agreement.

This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect thereto. This Agreement may not be modified or terminated orally or in any manner other than by an agreement in writing signed by the parties hereto.

0.Notices.

Any notices required or permitted to be given hereunder shall be in writing and shall be deemed given when mailed by certified mail or private courier service, return receipt requested, addressed to each party at its respective addresses set forth above, or such other address as may be given by a party in a notice given pursuant to this Section, or delivered by facsimile transmission (with printed confirmation of receipt) and confirmed, or by electronic transmission via PDF, and shall be deemed given when so mailed, delivered, or faxed or transmitted (or if mailed, three days after such mailing).

1.Term ; Termination ; Successors and Assigns.

This Agreement shall be deemed effective as of the date hereof and shall expire until the earlier to occur of (i) the completion of the Business Combination contemplated by the Company, or (ii) eighteen (18) months after the date hereof, or (iii) the mutual written agreement of the Company and the Advisors. Notwithstanding the previous sentence, this Agreement may be terminated by the Advisor or the Company at any time upon ten (10) days' prior written notice to the other party. No such expiration or termination will affect any accrued rights or obligations of the parties hereunder relating to indemnification set forth in Section 5 and Annex I hereunder, and the governing law, consent to jurisdiction and other miscellaneous matters set forth in Sections 13 hereunder. It is expressly agreed that following the termination or expiration of this Agreement, the Advisors will be entitled to reasonable out-of-pocket costs and expenses incurred prior to such termination or expiration, with the support of itemized evidence showing such costs and expenses.

This Agreement may not be assigned by either party without the written consent of the other. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and, except where prohibited, to their successors and assigns.

2.Exclusivity.

During the term of this Agreement, the Company agrees not, directly or indirectly, to solicitate or contact or engage other consultants providing the same or similar services or the payment by the Company of fees to such other consultants in providing services described in this Agreement.

3.Applicable Law; Venue; Dispute Resolution.

This Agreement shall be construed and enforced in accordance with the laws of the State of New York without giving effect to conflict of laws.

In the event of any dispute under this Agreement, then and in such event, each party hereto agrees that the dispute shall either be (i) resolved through final and binding arbitration in accordance with the International Arbitration Rules of the American Arbitration Association (“AAA”) or (ii) brought and enforced in the courts of the State of New York, County of New York under the accelerated adjudication procedures of the Commercial Division, or the United States District Court for the Southern District of New York, in each event at the discretion of the party initiating the dispute. Once a party files a dispute (if arbitration, by sending the other party a written Demand for Arbitration) with one of the above forums, the parties agree that all issues regarding such dispute or this Agreement must be resolved before such forum rather than seeking to resolve it through another alternative forum set forth above.

In the event the dispute is brought before the AAA, the arbitration shall be brought before the AAA International Center for Dispute Resolution’s offices in New York City, New York, will be conducted in English and will be decided by a panel of three (3) arbitrators selected from the AAA Commercial Disputes Panel. Each of the parties agrees that the decision and/or award made by the arbitrators shall be final and enforceable by any court having jurisdiction over the party from whom enforcement is sought. Furthermore, the parties to any such arbitration shall be entitled to make one motion for summary judgment within sixty (60) days of the commencement of the arbitration, which shall be decided by the arbitrator[s] prior to the commencement of the hearings.

In the event the dispute is brought by a party in the courts of the State of New York or the United States District Court for the Southern District of New York, each party irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each party hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon a party may be served by transmitting a copy thereof by registered or certified mail, postage prepaid, addressed to such party at the address set forth at the beginning of this Agreement. Such mailing shall be deemed personal service and shall be legal and binding upon the party being served in any action, proceeding or claim. The parties agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

The Company hereby appoints, without power of revocation, Prime Number Acquisition I Corp., 1129 Northern Blvd, Suite 404, Manhasset, NY, Attn: Dongfeng Wang, as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any arbitration, action, proceeding or counterclaim in any way relating to or arising out of this Agreement. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

14. Counterparts.

This Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Advisors and the Company with respect to the foregoing, please so indicate your agreement by signing in the place provided below, at which time this letter shall become a binding contract.

PRIME NUMBER CAPITAL LLC
By:

Name: Xiaoyan Jiang
Title: Chairwoman

WESTPARK CAPITAL, INC.
By:

Name: Craig Kaufman
Title: Head of Investment Banking

AGREED AND ACCEPTED BY:

PRIME NUMBER ACQUISITION I CORP.

By:
Name: Dong ng Wang
Title: Chief Executive Office

PRIME NUMBER ACQU TION I CORP.

By:
Name: Weixiong (JeM Cheong)
Title: Chief Operating Officer